UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Amendment No. 2 to the Merger Agreement

On April 23, 2006, Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), Pinnacle’s wholly-owned subsidiary, PNK Development 1, Inc., a Delaware corporation (“Merger Subsidiary”), and Aztar Corporation, a Delaware corporation (“Aztar”), entered into Amendment No. 2, dated as of April 23, 2006 (the “Second Amendment”), to the Agreement and Plan of Merger, dated as of March 13, 2006 and amended as of April 18, 2006 (the “Merger Agreement”). Under the terms of the Second Amendment, which has been approved by each company’s Board of Directors, Pinnacle will pay $45.00 in cash for each share of Aztar’s common stock and $475.94 in cash for each share of Aztar’s preferred stock outstanding at the Effective Time (as defined in the Merger Agreement). The Second Amendment provides for a termination fee of $49.575 million and reimbursement of up to $16 million for incurrence of fees and expenses in connection with the transactions contemplated by the Merger Agreement, which are payable by Aztar under certain circumstances. The other material terms of the Merger Agreement are unchanged by the Second Amendment.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 2.1 hereto, and is incorporated herein by reference.

Amended and Restated Financing Commitment Letter

On April 23, 2006, Pinnacle entered into an Amended and Restated Commitment Letter providing commitments for $3.66 billion of credit facilities with Lehman Commercial Paper Inc., Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. (the “Second Amended Commitment Letter”) in connection with Amendment No. 2 to the Merger Agreement, described above. The Second Amended Commitment Letter amended and restated certain terms of the commitment letter between the same parties dated April 18, 2006 (the “Amended Commitment Letter”), which was reported in a Current Report on Form 8-K filed by Pinnacle on April 24, 2006.

Among the items changed by the Second Amended Commitment Letter is the total amount of financing, which is now approximately $3.66 billion. Certain credit facilities increased in amount including the 365-day unsecured senior subordinated interim loan facility which is now a $1.335 billion facility. The seven-year term loan facility remains at $1.325 billion facility, the six and one-half-year term loan facility remains at $500 million and the five-year revolving credit facility remains at $500 million.

The other material terms of the Amended Commitment Letter are unchanged by the Second Amended Commitment Letter, including the permissible use of proceeds from the credit facilities, the interim loan facility, the interest rates associated with such borrowing and the conditions to funding.

The forgoing description of the Second Amended Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the Second Amended Commitment Letter, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

As previously reported, Lehman Brothers Inc. and Bear, Stearns & Co. Inc., also are lenders, joint advisors, joint lead arrangers, and joint book runners under the Company’s Second Amended and Restated Credit Agreement dated as of December 14, 2005 (the “Credit Facility”). Lehman Commercial Paper Inc., an affiliate of Lehman Brothers Inc., is the administrative agent and a lender under the Credit Facility. Bear Stearns Corporate Lending Inc., an affiliate of Bear, Stearns & Co. Inc., is a syndication agent and lender under the Credit Facility. In addition, as previously reported, from time to time, Lehman

Brothers Inc. and Bear, Stearns & Co. Inc. or their respective affiliates have provided investment banking (including underwriting), general financing and advisory services to Pinnacle and its affiliates in the past and may do so in the future. They received, and expect to receive, customary fees and commissions for these services.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This filing may be deemed to be solicitation material in respect of the proposed merger of Aztar and Pinnacle. In connection with the proposed merger, Aztar plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF AZTAR ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Aztar. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Aztar with the SEC, at the SEC’s website at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Aztar’s other filings with the SEC may also be obtained from Aztar. Free copies of Aztar’s filings may be obtained by directing a request to Aztar Corporation, 2390 East Camelback Road, Suite 400, Phoenix, Arizona 85016, Attention: Secretary. Aztar, Pinnacle and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Aztar’s stockholders in favor of the proposed merger. Information regarding Aztar’s directors and executive officers is available in Aztar’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 10, 2006. Information regarding Pinnacle’s directors and executive officers is available in Pinnacle’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 13, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

Exhibit 2.1	Amendment No. 2, dated as of April 23, 2006, to Agreement and Plan of Merger, by and among, Pinnacle Entertainment, Inc., PNK Development 1, Inc. and Aztar Corporation.

Exhibit 10.1	Amended and Restated Commitment Letter by and among Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. and Pinnacle Entertainment, Inc., dated April 23, 2006.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: April 27, 2006	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Amendment No. 2, dated as of April 23, 2006, to Agreement and Plan of Merger, by and among, Pinnacle Entertainment, Inc., PNK Development 1, Inc. and Aztar Corporation.

Exhibit 10.1	Amended and Restated Commitment Letter by and among Lehman Brothers Inc., Bear, Stearns & Co. Inc. and Bear Stearns Corporate Lending Inc. and Pinnacle Entertainment, Inc., dated April 23, 2006.